These Securities Have Not Been Registered For Offer or Sale Under The Securities Act Of 1933, As Amended, Or Any State securities laws.  They May Not Be Sold Or Offered For Sale Except Pursuant To An Effective Registration Statement Under Said Act And Any Applicable State Securities Law Or An Applicable Exemption From Such Registration Requirements.

                      THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of October 16, 2009, by and between Clean Power Technologies, Inc., a Nevada corporation (the “Company”), and The Quercus Trust, a California Trust (the “Purchaser” and together with the Company, the “Parties”).

W I T N E S S E T H:

Whereas, the Company and the Purchaser entered into that certain Securities Purchase Agreement on July 10, 2008 providing for the purchase and sale of the Company’s 8% Senior Secured Convertible Promissory Note in the principal fare amount of $2,000,000 (“Debenture”) Class A Warrants and Class B Warrants (the “July 2008 Offering”);

Whereas, subsequent to the July 2008 Offering, the Company and the Purchaser entered into (i) a Stock Purchase Agreement on February 10, 2009 (the “February 2009 Offering”): and thereafter, (ii) an Amended and Restated Stock Purchase Agreement on October 2, 2009 (the “October 2009 Offering”), both providing for the purchase and sale of the Company’s common stock (“Common Stock”) and warrants (the “Warrants”, collectively with the Common Stock, the “Securities”);

Whereas, the Parties had agreed at the time of the October 2009 Offering that the sale and purchase of the Securities shall take place in three tranches as follows: (i) an initial purchase and sale of 2,500,000 shares of the Company’s Common Stock at a purchase price of $0.20 per share, and warrants to purchase an aggregate of 3,125,000 shares of the Company’s common stock at exercise prices of (x) $0.27 per share for the initial 1,875,000 warrants; and (y) $0.38 per share for the remaining 1,250,000 warrants, to take place upon the execution of this Agreement (“Initial Closing”); (ii) the purchase and sale of an additional 1,111,111 shares of the Company’s Common Stock, upon the same terms and conditions as provided in the February 2009 Offering, to take place on or about October 12, 2009 upon confirmation of the attainment of the Second Closing Milestone, as set forth in the February 2009 Offering (“Milestone Closing”); and thereafter, (iii) the purchase and sale of an additional 2,469,136 shares of the Company’s Common Stock at a purchase price of $0.405 per share, plus the issuance of warrants to purchase an aggregate of 3,086,420 shares of the Company’s common stock at exercise prices of (x) $0.54 per share for the initial 1,857,852 warrants; and (y) $0.77 per share for the remaining 1,234,568 warrants, to take place immediately upon the appointment of a mutually acceptable 5th member to the Company’s Board of Directors (“Final Closing”);

WHEREAS, the parties have consummated the Initial Closing and seek to consummate the Milestone Closing and the Final Closing on the same date pursuant to the terms and conditions of this Agreement; and

Whereas, pursuant to the terms hereof, the Purchaser will have registration rights with respect to the Common Stock issued herein and such Common Stock issuable upon the exercise of the warrants pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Purchaser substantially in the form of Exhibit A hereto (“Registration Rights Agreement” and, together with this Agreement and the Warrants (the “Transaction Documents”).

Now, Therefore, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I.

Purchase and Sale of Shares and Warrants

Section 1.1 Issuance of Common Stock.  Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of 3,580,247 shares of the Company’s common stock (the “Shares”) as follows: (i) Milestone Closing: 1,111,111 shares of the Company’s Common Stock at a purchase price of $0.45 per share; and (ii) Final Closing: 2,469,136 shares of the Company’s Common Stock at a purchase price of $0.405 per share.

Section 1.2 Purchase Price.  The purchase price for the Shares to be acquired by the Purchaser shall be $1,500,000 (the “Purchase Price”).

Section 1.3 The Closing.  The purchase and sale of the Shares shall take place on or about the date hereof or such other date as the Purchaser and the Company may agree upon (the “Closing Date”); provided that the Closing Date shall be no later than October 31, 2009. Within five (5) business days of the Closing Date, the Company shall deliver to the Purchaser one or more certificates representing the Shares registered in the name of the Purchaser or its nominee.  On or prior to the Closing Date, the Purchaser shall deliver the Purchase Price by certified check or by wire transfer of immediately available funds:

Gersten Savage LLP
600 Lexington Avenue
New York, NY 10022

Signature Bank
565 Fifth Avenue
New York, NY 10017
ABA # 026013576
Account # 1500886257

In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.  The Securities will be fully owned and paid for by the Purchaser as of the Closing Date.  The account with Gersten Savage LLP shall be referred to herein as the “Escrow Account”.

Section 1.4   Warrants.  In addition to the Shares, at the Closing, the Company will execute and deliver to the Purchaser warrants to purchase shares of the Company’s Common stock, substantially in the forms attached hereto as Exhibit B (the “Warrants”).  The Warrants shall entitle the holder thereof to purchase:  (i) 833,333 shares of Common Stock at an exercise price of $0.60 per share (the “$0.60 Warrants”); (ii) 555,555 shares of Common Stock at an exercise price of $0.85 per share (the “$0.85 Warrants”); (iii) 1,857,852 shares of Common Stock at an exercise price of $0.54 per share (the “$0.54 Warrants”); and (iv) 1,234,568 shares of Common Stock at an exercise price of $0.77 per share (the “$0.77 Warrants” and together with the $0.60 Warrants, the $0.85 Warrants and the $0.54 Warrants, the “Warrants”).  On the Closing Date, the Company shall issue the Warrants to the Purchaser. The Warrants shall have a one (1) year term from the date of issuance.  The shares of Common Stock that are issuable pursuant to the Warrants are hereafter referred to as the “Warrant Shares.”

Article II.

Representations and Warranties

Section 2.1 Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and the Closing Date:

(a) Organization and Qualification; Material Adverse Effect.  The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company does not have any subsidiaries other than the subsidiaries listed on Schedule 2.1(a) attached hereto (“Subsidiaries”).  Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company.  Each Subsidiary has been duly incorporated and is in good standing under the laws of its jurisdiction of incorporation.  The Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect.  “Material Adverse Effect” means any adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, and which is (either alone or together with all other adverse effects) material to the Company and its Subsidiaries, if any, taken as a whole, and any material adverse effect on the transactions contemplated under the Transaction Documents.

(b) Authorization; Enforcement.  (i)  The Company has all requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Shares and Warrants in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Shares and Warrants, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application, and (B) to the extent the indemnification provisions contained in this Agreement and the Registration Rights Agreement may be limited by applicable federal or state securities laws and (v) the Shares, the Warrants and the Warrant Shares issuable upon the exercise of the Warrants, have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

(c) Capitalization.  As of October 12, 2009, the authorized capital stock of the Company consists of 350,000,000 shares of Common Stock, of which as of August 5, 2009, 72,220,695 shares are issued and outstanding, 200,000,000 shares of preferred stock consisting of 100,000,000 shares of Class A Preferred Stock and 100,000,000 shares of Class B Preferred Stock, of which as of the date hereof, no shares of preferred stock are issued and outstanding and 2,500,000 shares are issuable and reserved for issuance pursuant to the Company’s stock option plans and certain outstanding contracts, or securities exercisable or exchangeable for, or convertible into, shares of Common Stock.  All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable.  As of the date hereof, except as disclosed in Schedule 2.1(c), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, and (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company.

(d) Issuance and Ownership of Securities.  Upon issuance in accordance with this Agreement, the Shares, the Warrants and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.   The Company owns all outstanding shares of the Subsidiaries, free and clear of any liens and other encumbrances

(e) No Conflicts.  Except as disclosed in Schedule 2.1(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and issuance of the Shares and Warrant, and Warrant Shares underlying the Warrant (i) result in a violation of its Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or its By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) to the Company’s knowledge result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board (“Principal Market”) or other principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries, or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clause (ii), such conflicts that would not have a Material Adverse Effect.

(f) SEC Documents.  Since the filing of its Annual Report on Form 10-K for the fiscal year ended August 31, 2008, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  To the Company’s knowledge, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. Since the date of the respective filings, the Company has not incurred any liabilities except in the ordinary course of business or as reflected in the SEC Documents.

(g) Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Shares or any officers or directors of the Company or any of its Subsidiaries in their capacities as such, except as set forth in SEC Documents which were filed at least 10 days before the date hereof.

(h) No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, aside for the July 2008 Offering, the February 2009 Offering and the October 2009 Offering, under circumstances that would cause this offering of the Securities to the Purchaser to be integrated with prior offerings by the Company for purposes of the Securities Act of 1933, as amended (“1933 Act” or “Securities Act”) or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market or other Approved Market, nor will the Company take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

(i)  Employee Relations.  Neither the Company nor any of its Subsidiaries is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, the effect of which would be reasonably likely to result in a Material Adverse Effect.

(j) Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  Neither the Company nor any of its Subsidiaries have any knowledge of any infringement by the Company or any of its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or any of its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement.  The Company has no knowledge of any pending or threatened infringement of its intellectual property rights.

(k)  Compliance with Law.  The business of the Company has been and is presently being conducted so as to comply with all applicable material federal, state and local governmental laws, rules, regulations and ordinances.

(l) Environmental Laws.  The Company and its Subsidiaries (i) are, to the Company’s knowledge, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i), (ii) or (iii) above could have, individually or in the aggregate, a Material Adverse Effect.

(m) Disclosure. No representation or warranty by the Company in this Agreement, nor in any certificate, schedule, document, exhibit or other instrument delivered or to be delivered pursuant to this Agreement or otherwise in connection with the transactions contemplated by the Transaction Documents, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading or necessary to in order fully and fairly to provide the information required to be provided in any such certificate, schedule, document, exhibit or other instrument.  To the knowledge of the Company at the time of the execution of this Agreement, there is no information concerning the Company or any of its Subsidiaries or its respective businesses which has not heretofore been disclosed to the Purchaser (or disclosed in the Company's filings made with the SEC under the 1934 Act) that would have a Material Adverse Effect.

(n) Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects or such as do not materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries.  Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(o) Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged.

(p)  Permits.  The Company and its Subsidiaries own, hold, possess, or lawfully use in its business all material approvals, authorizations, certifications, franchises, licenses, permits, and similar authorities (“Permits”) that are necessary for the conduct of their business as currently conducted or the ownership and use of their assets or properties, in compliance with all Laws.  All of such material Permits are listed on Schedule 2.1(p), and true, complete and correct copies of each Permit listed on Schedule 2.1(p) have been provided to the Purchaser.  Neither the Company or any of its Subsidiaries is in default under, or has received any notice of any claim of default in respect of, any such Permits.  To the Company’s knowledge, after due inquiry, all such Permits are renewable by their respective terms in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees.

(q) Foreign Corrupt Practices Act.  To the Company’s knowledge, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

(r) Tax Status.  The Company and its Subsidiaries have made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and all such returns, reports and declarations are true, correct and accurate in all material respects.  The Company has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, for which adequate reserves have been established, in accordance with generally accepted accounting principles (“GAAP”).

(s) Issuance of Shares and/or Warrant Shares.  The Warrant Shares are duly authorized and reserved for issuance and, upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and entitled to be traded on the Principal Market or the New York Stock Exchange, or the American Stock Exchange or the Alternative Investment Market (AIM) of the London Stock Exchange (collectively with the Principal Market, the “Approved Markets”), and the holders of such Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock.  As of the date of this Agreement, the outstanding shares of Common Stock are currently listed on the Principal Market.

(t) Financial Statements.  Except as set forth in Schedule 2.1(t), the financial statements of the Company included in the Forms 10-K and the Forms 10-Q of the Company duly filed with the Securities and Exchange Commission have been prepared from the books and records of the Company, in accordance with GAAP, and fairly present in all material respects the financial condition of the Company, as at their respective dates, and the results of its operations and cash flows for the periods covered thereby.

(u) Internal Accounting and Disclosure Controls.  The Company maintains a system of internal accounting controls and procedures that are sufficient to provide reasonable assurance (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with the 1934 Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “ Evaluation Date ”). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls over financial reporting (as defined in 34 Act Rules 13a-15(f) and 15(d)-15(f)).

(v)  Off-Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a material adverse effect.

(w) No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the shares of Common Stock.

(x) Investment Company Status.  The Company is not and, after giving effect to the offering and the application of the proceeds as described in the Transaction Documents, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(y) Subsidiary Rights.  The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its subsidiaries as owned by the Company or such subsidiary.

(z) Sarbanes-Oxley Act.  There has been no failure of the Company or any of its directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations thereunder (the “Sarbanes Oxley Act”).

(aa) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents.

(bb) General Solicitation.  The Company has not undertaken any advertisement, article, notice or other communication regarding the sale of the Securities and has not published such sale in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(cc) Brokers or Finders. Except for vFinance Investments, Inc. (the "Placement Agent"), the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and, except for certain fees and expenses payable to the Placement Agent, the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

(dd) Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide the Purchaser or his agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(ee) No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by this Agreement, other than as specified in this Agreement, the Registration Rights Agreement and the Warrants.

(ff) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 2.2 Representations and Warranties of the Purchaser.  The Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date:

(a) Accredited Investor Status; Sophisticated Purchaser.  The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act.  The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares, the Warrant and the Warrant Shares.  The Purchaser is not registered as a broker or dealer under Section 15(a) of the 1934 Act, affiliated with any broker or dealer registered under Section 15(a) of the 1934 Act, or a member of the Financial Industry Regulatory Authority.

(b) Information.  The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Shares, the Warrant and the Warrant Shares which have been requested by the Purchaser.  The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.

In determining whether to enter into this Agreement and purchase the Securities, the Purchaser has relied solely on the written information supplied by Company employees in response to the written due diligence information request provided by Purchaser to the Company, and the Purchaser has not received nor relied upon any oral representation or warranty relating to the Company, this Agreement, the Securities, or any of the transactions or relationships contemplated thereby.  The Purchaser understands that its purchase of the Securities, and if applicable, the Warrant Shares involves a high degree of risk.  The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares, the Warrants and if applicable, the Warrant Shares.

(c) No Governmental Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares, the Warrant, and Warrant Shares or the fairness or suitability of the investment in the Shares, the Warrant and Warrant Shares nor have such authorities passed upon or endorsed the merits thereof.

(d) Legends. The Company shall issue the certificates for the Shares, and if applicable, the Warrant Shares, to the Purchaser without any legend except as described in Article VI below.  The Purchaser covenants that, in connection with any transfer of the Warrant Shares by the Purchaser pursuant to the registration statement contemplated by the Registration Rights Agreement, it will comply with the applicable prospectus delivery requirements of the 1933 Act, provided that copies of a current prospectus relating to such effective registration statement are or have been supplied to the Purchaser.

(e) Authorization; Enforcement.  Each of this Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  The Purchaser has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

(f) No Conflicts.  The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation, by-laws or other documents of organization of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is bound, or (iii) result in a violation of any law, rule, regulation or decree applicable to the Purchaser.

(g) Investment Representation.  The Purchaser is purchasing the Securities for its own account for investment and not with a view to distribution or sale  in violation of the 1933 Act or any state securities laws or rules and regulations promulgated thereunder.  The Purchaser has been advised and understands that neither the Shares, the Warrant, nor Warrant Shares issuable upon exercise thereof have been registered under the 1933 Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.  The Purchaser has been advised and understands that the Company, in issuing the Shares and the Warrant, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Section 2.2 in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the 1933 Act.

            (h) Rule 144.  The Purchaser understands that there is no public trading market for the Shares or Warrant, that none is expected to develop, and that the Shares and Warrant must be held indefinitely unless and until such Shares and the Warrant, or if applicable, the Warrant Shares received upon exercise thereof are registered under the 1933 Act or an exemption from registration is available.  The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act.

(i) Brokers.  Except with respect to any fees owed to vFinance, the Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Purchaser relating to this Agreement or the transactions contemplated hereby.

(j) Reliance by the Company.  The Purchaser understands that the Shares and the Warrant are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares and the Warrant, and the Warrant Shares issuable upon exercise thereof.

Article III.

Covenants

Section 3.1 Registration and Listing; Effective Registration.  Until such time as six months following the date on which all of the Warrants have either have been exercised or have expired, the Company will cause the Shares to continue at all times to be registered under Sections 12(b) or (g) of the 1934 Act or listed on AIM, will comply in all material respects with its reporting and filing obligations under the 1934 Act or under the bylaws or rules of AIM, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend such reporting and filing obligations.  Until such time as the Warrants are no longer outstanding, the Company shall use its best efforts to continue the listing or trading of the Shares and the Warrant Shares, if applicable, on the Principal Market or one of the other Approved Markets and shall comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed.  The Company shall use its best efforts to cause the Warrant Shares to be listed on the Principal Market or one of the other Approved Markets no later than the date of issuance of the Warrant, and shall use its best efforts to continue such listing(s) on one of the Approved Markets, for so long as the Warrants are outstanding.

Section 3.2 Constitution of Board of Directors.  Upon the Final Closing, the Company shall immediately seek the resignation of two of its current board members, Ms. Diane Glatfelter and Mr. Peter Gennuso, and shall reconstitute its board of directors to comprise of four (4) members. The vacancy created shall be filled by a second designee of the Purchaser.  The Company shall use reasonable efforts to assist the members of the board appointed by the Purchaser pursuant hereto and under the February 2009 Offering in maintaining their respective board positions through the Company’s 2010 Annual General Meeting.

Section 3.3 Board Observers.  Immediately upon the Final Closing, the Company shall appoint Mr. Jim Mason and Mr. Peter Gennuso as board observers, each of whom shall serve in such capacity and for such period of time as determined by the Company’s board of directors, at its sole discretion.

Section 3.4 Replacement of Shares.  The Shares held by the Purchaser (or then holder) may be exchanged by the Purchaser (or such holder) at any time and from time to time for Shares with different denominations representing an equal aggregate principal amount of Shares, as requested by the Purchaser (or such holder) upon surrendering the same.  No service charge will be made for such registration or transfer or exchange.

Section 3.5 Securities Compliance. The Company shall notify the SEC and the Principal Market, in accordance with their requirements, of the transactions contemplated by this Agreement, the Shares, the Warrants, and the Registration Rights Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and Warrant hereunder and the Warrant Shares issuable upon exercise thereof.

Section 3.6 Reservation of Shares; Stock Issuable Upon Exercise.  Subject to Section 2.1(c) of this Agreement, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Warrants issued to the Purchaser and the payment for any damages that may become due to the Purchaser due to the Company’s failure to register the Securities.

Section 3.7 Form D; Blue Sky Laws.  The Company agrees to file a Form D with respect to Shares and the Warrants in accordance with Regulation D and to provide a copy thereof to the Purchaser promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Shares, the Warrants and Warrant Shares for sale to the Purchaser under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is not now so subject.

Section 3.8 Prohibition on Short Sales.  From and including the date of this Agreement and for so long as the Purchaser holds any outstanding Shares, the Purchaser agrees that it will neither sell the Company’s stock short nor direct, instruct or otherwise influence any of its affiliates, principals or advisors to sell the Company’s stock short.  Further, the Purchaser agrees not to pledge, hypothecate, loan or enter into other hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Company’s Common Stock; provided, however, that the Purchaser shall have the right to pledge the Company’s Shares pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws, in such a manner that will not result, or be equivalent to, a short sale of the Company’s Common Stock.

Section 3.9 Material Changes.  On or before the Closing Date, the Company shall forthwith notify the Purchaser of any material change affecting any of its representations, warranties, undertakings and indemnity at any time prior to payment being made to the Company on the Closing Date.

Section 3.10 Prohibition on Certain Actions.   The Company shall not file any additional registration statements unless and until the registration statement contemplated by the Registration Rights Agreement has become effective.

Section 3.11 Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate purposed including working capital and other growth initiatives consistent with the current business of the Company.

Section 3.12 Funding Commitment.  For any debt, equity or equity linked private financing in the amount of Five Million Dollars ($5,000,000) or more consummated by the Company within six (6) months from February 1, 2010, or in the event that the Company enters into a binding term sheet within nine (9) months from February 1, 2010 relating to any debt, equity or equity linked private financing to be granted to the Company in the amount of Five Million Dollars ($5,000,000) (a “Qualified Financing”), the Purchaser shall make an additional investment in the Company in the amount of One Million Dollars ($1,000,000) on same terms and conditions hitherto offered to the Company.  This funding commitment shall apply only in the event that the Qualified Financing is negotiated at arm’s-length with one or more unaffiliated third parties (except to the extent otherwise agreed upon by the Purchaser in writing).

Section 3.13 Press Release.  As soon as practicable upon the execution of this Agreement, the Company shall issue a press release disclosing the transaction contemplated herein.  The Company shall also file a Form 8-K with the Securities and Exchange Commission (the “SEC”) within the time prescribed under current SEC rules and regulations.

Article IV.

Conditions to Closings

Section 4.1 Conditions Precedent to the Obligation of the Company to Sell.  The obligation hereunder of the Company to issue and/or sell the Securities to the Purchaser at the applicable Closing is subject to the satisfaction, at or before the applicable Closing, of each of the applicable conditions set forth below.  These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchaser’ Representations and Warranties.  The representations and warranties of the Purchaser will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time.

(b) Performance by the Purchaser.  The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser at or prior to the Closing, including full payment of the Purchase Price to the Company as provided herein.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

Section 4.2 Conditions Precedent to the Obligation of the Purchaser to Purchase.  The obligation hereunder of the Purchaser to acquire and pay for the Securities at the applicable Closing is subject to the satisfaction, at or before the applicable Closing, of each of the applicable conditions set forth below.  These conditions are for the Purchaser’ benefit and may be waived by the Purchaser at any time.

(a) Accuracy of the Company's Representations and Warranties.  The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).

(b) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.  The Principal Market shall not have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement.

(c) Legal Opinions.  At the Closing, the Purchaser shall have received an opinion of U.S. counsel to the Company substantially in the form attached hereto as Exhibit C.

(d) Registration Rights Agreement.  The Company and the Purchaser shall have executed and delivered the Registration Rights Agreement in the form and substance of Exhibit A attached hereto.

(e) Officer's Certificates.  The Company shall have delivered to the Purchaser a certificate in form and substance satisfactory to the Purchaser and the Purchaser’ counsel, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-Laws, good standing and authorizing resolutions of the Company.

(f) Warrants.  The Company shall have executed and delivered the Warrants to the Purchaser in substantially the form attached hereto as Exhibit B.

(g) No Material Adverse Change.  There shall not have occurred any event prior to the Closing which, singly or taken together with any other event, could reasonably be expected to have a Material Adverse Effect.

(h) Presentation of Use of Proceeds.  The Company shall have presented a summary of the use of financing proceeds satisfactory to the Purchaser.

(i) Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent requesting the transfer agent to issue one or more share certificates to the Purchaser representing the Shares as soon as practicable after receiving notice of the exercise of the Warrants.

Article V.

Legend and Stock

Upon payment therefor as provided in this Agreement, the Company will issue the Shares in the name the Purchaser or its designees and in such denominations to be specified by such Purchaser prior to (or from time to time subsequent to) Closing.  The Securities and any certificate representing the Warrant Shares issued upon exercise thereof, prior to such Warrant Shares being registered under the 1933 Act for resale or available for resale under Rule 144 under the 1933 Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

These Securities Have Not Been Registered For Offer or Sale Under The Securities Act Of 1933, As Amended, Or Any State securities laws.  They May Not Be Sold Or Offered For Sale Except Pursuant To An Effective Registration Statement Under Said Act And Any Applicable State Securities Law Or An Applicable Exemption From Such Registration Requirements.

The Company agrees to reissue the Shares and Warrant Shares issuable upon exercise of the foregoing, without the legend set forth above, at such time as (i) the holder thereof is permitted to dispose of such Shares and Warrant Shares issuable upon exercise of the foregoing pursuant to Rule 144 under the 1933 Act, or (ii) such securities are sold to a purchaser or Purchaser who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the 1933 Act, or (iii) such securities have been registered under the 1933 Act.  If a Purchaser shall make a sale or transfer of Shares or Warrant Shares either (x) pursuant to Rule 144 or (y) pursuant to a registration statement under the 1933 Act and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing Shares or Warrant Shares containing a restrictive legend which are the subject of such sale or transfer (the date of such sale or transfer and Share or Warrant Share, as the case may be, delivery being the “ Share Delivery Date ”) and (1) the Company shall fail to deliver or cause to be delivered (any such delivery shall include crediting the Purchaser’s balance account with DTC) to such Purchaser a certificate representing such Shares or Warrant Shares that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Shares or Warrant Shares are received free from restrictive legends, the Purchaser, or any third party on behalf of such Purchaser, purchases (in an open market transaction or otherwise) shares of Shares to deliver in satisfaction of a sale by the Purchaser of such Shares or Warrant Shares (a " Buy-In "), then the Company shall pay in cash to the Purchaser (for costs incurred either directly by such Purchaser or on behalf of a third party) the amount by which the total purchase price paid for Shares as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Purchaser as a result of the sale to which such Buy-In relates. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Warrant Shares issued pursuant to the exercise of the Warrant shall bear a legend in the same form as the legend indicated above; provided that such legend shall be removed from such shares and the Company shall issue new certificates without such legend if (i) the holder has sold or disposed of such shares pursuant to Rule 144 under the 1933 Act, or the holder is permitted to dispose of such shares pursuant to Rule 144 under the 1933 Act, (ii) such shares are registered for resale under the 1933 Act, or (iii) such shares are sold to a purchaser or Purchaser who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the 1933 Act.  Upon such Registration Statement becoming effective, the Company agrees to promptly issue new certificates representing such shares without such legend.  Any Warrant Shares issued after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders.  Notwithstanding the removal of such legend, the Purchaser agree to sell the Warrant Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to such Purchaser by the Company) or in accordance with an exemption from the registration requirements of the 1933 Act.

Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

Article VI.

Termination

Section 6.1 Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchaser.

Section 6.2 Other Termination.  This Agreement may be terminated by action of the Board of Directors of the Company or by the Purchaser at any time if the Closing shall not have been consummated on the Closing Date; provided, however, that the party (or parties) prepared to close shall retain its (or their) right to sue for any breach by the other party (or parties).

Article VII.

Indemnification

Section 7. In consideration of the Purchaser’ execution and delivery of the this Agreement and the Registration Rights Agreement and acquiring the Shares hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all of its partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Purchaser Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Purchaser Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Purchaser Indemnified Liabilities”), incurred by any Purchaser Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby.  Notwithstanding the foregoing, Purchaser Indemnified Liabilities shall not include any liability of any Purchaser Indemnitee arising out of such Purchaser Indemnitee’s gross negligence or willful misconduct.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Purchaser Indemnified Liabilities which is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Article VII shall be the same as those set forth in Section 6 (other than Section 6(b)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company’s right to assume the defense of claims.

Article VIII.

Governing Law; Miscellaneous

Section 8.1 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts to be wholly performed within such state and without regard to conflicts of laws provisions.

Any legal action or proceeding arising out of or relating to this Agreement and/or the Transaction Documents may be instituted in the courts of the State of California sitting in Los Angeles County, and the parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding.  Subscriber hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Agreement and/or the Transaction Documents and brought in any such court, any claim that Subscriber is not subject personally to the jurisdiction of the above named courts, that Subscriber’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

Section 8.2 Counterparts.  This Agreement may be executed by facsimile and in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.  Execution and delivery of this Agreement by facsimile transmission (including delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

Section 8.3 Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 8.4 Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 8.5 Costs and Expenses.  All reasonable out-of-pocket costs and expenses incurred by the Company with respect to this Agreement and the transactions contemplated by this Agreement shall be paid by the Purchaser at the Closing.  The Purchaser shall also be responsible for the payment of vFinance’s and the Company’s reasonable post Closing expenses incurred in connection with the transactions contemplated by this Agreement.  Such post Closing expenses shall be paid promptly after the Company issues a request in writing but in no event later than five (5) business days following such request. Nevertheless, in the event that any dispute between the parties should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the non-prevailing party in such dispute all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorney’s fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

Section 8.6 Entire Agreement; Amendments; Waivers.

(a) This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, including without limitation the February 2009 Offering and the October 2009 Offering, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(b) The Purchaser may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Purchaser may specify in such notice) any of Purchaser’ rights under any of the Transaction Documents to acquire the Shares from the Company, in which event such waiver shall be binding against the Purchaser in accordance with its terms; provided, however, that the voluntary waiver contemplated by this sentence may not reduce the Purchaser’ obligations to the Company under the Transaction Documents.

Section 8.7 Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Clean Power Technologies, Inc.
436-35th Avenue, N.W.
Calgary, Alberta
Canada T2K OC1
Attention: Abdul Mitha
Facsimile: (403) 277-3117

With a copy to:

Gersten Savage, LLP
600 Lexington Avenue, 9th Floor
New York, New York 10022
Telephone:  (212) 752-9700
Facsimile:   (212)  813-9768
Attention: Peter J. Gennuso, Esq.

If to the Purchaser:

                The Quercus Trust
1835 Newport Blvd.
A109-PMB 467
Costa Mesa, CA  92627
Telephone:
Facsimile:
Attention: David Gelbaum

With a copy to:

The Law Offices of Joseph P. Bartlett, P.C.
1900 Avenue of the Stars, 19th Floor
Los Angeles, CA 90067
Telephone: (310) 201-7553
Facsimile: (310) 388-1055
Attention: Joseph Bartlett, Esq.

Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 8.8 Successors and Assigns.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Permitted Assignee (as defined below).  The Purchaser may assign some or all of its rights hereunder to any assignee of the Shares or Warrant Shares (in each case, a “Permitted Assignee”); provided, however, that any such assignment shall not release the Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

Section 8.9 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 8.10 Survival.  The representations, warranties, rights to indemnification and agreements of the Company and the Purchaser contained in the Agreement shall survive the delivery of the Shares.

Section 8.11 Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.12 No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 8.13 Days.  Unless the context refers to “business days” or “Trading Days”, all references herein to “days” shall mean calendar days.

Section 8.14 Placement Agent.  Other than the engagement of vFinance by the Company, the Purchaser and the Company each acknowledges and warrants that it has not engaged any placement agent in connection with the sale of the Securities, and the Company and Purchaser shall indemnify and hold the other harmless against any liability, loss, or expense (including without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising from any breach of said warranty.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Amended and Restated Stock Purchase Agreement to be duly executed as of the date and year first above written.

COMPANY:	PURCHASER(S):

CLEAN POWER TECHNOLOGIES, INC. /s/ Abdul Mitha	THE QUERCUS TRUST /s/ David Gelbaum
Name: Abdul Mitha Title: Chief Executive Officer	Name: David Gelbaum Title: Trustee

EXHIBIT A

[Form of Registration Rights Agreement]

EXHIBIT B

Form of Warrants

EXHIBIT C

Form of Legal Opinion